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                                                           EXECUTION COUNTERPART










                            ASSET PURCHASE AGREEMENT





                                 BY AND BETWEEN


                          HOTELS OF DISTINCTION, INC.,

                                    AS SELLER



                                       AND



                         SLT REALTY LIMITED PARTNERSHIP,

                                    AS BUYER












                           DATED AS OF MARCH __, 1996
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                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") made as of the latest date of execution hereof (the "EFFECTIVE DATE"), by and between HOTELS OF DISTINCTION, INC., a Florida corporation, with a principal place of business at 380 South County Road, Palm Beach, FL 33480 ("SELLER"), and SLT REALTY LIMITED PARTNERSHIP, a Delaware limited partnership, having an address c/o Starwood Lodging Trust, 11835 Olympic Boulevard, Suite 675, Los Angeles, CA 90064 ("BUYER"). Seller and Buyer are sometimes collectively referred to as the "PARTIES" or individually as a "PARTY".


                              PRELIMINARY STATEMENT


         A. Seller is a hotel management company that has owned, operated and managed numerous first-class hotels, including such properties as the Copley Plaza in Boston, the Cotton Bay Club on the Island of Eluethera in the Bahamas, and the Hyatt Hotel in Montreal. Seller was formed in 1974 by Alan Tremain and Jean- Claude Mathot, both hotel operators with many years of worldwide experience in hotel management.

Over the past two decades, Seller has developed effective managerial systems, considerable marketing tools and expertise, and sophisticated financial controls. It has developed many innovative new restaurant concepts for its hotel properties, including "Boodles" (which was originally developed for the Back Bay Hilton Hotel in 1984), "The Ranchers' Club" (which was originally developed for the Albuquerque Hilton in 1985), "Trophies" (which was originally developed for the Hotel Park Tucson in 1988), and "The Dirtwater Fox" (which was originally developed for the Marque of Winston-Salem in 1991). For the past decade, Seller has also provided its properties with access to Market Byte, a computerized database of pre-qualified sales contacts, including meeting planners, travel agents, and other providers of group business to hotels.

Seller currently manages nine (9) hotels throughout the United States (each, a "HOTEL" and, collectively, the "HOTELS"), all as more particularly identified on Schedule A, pursuant to agreements more particularly described on Schedule B (each, a "MANAGEMENT AGREEMENT" and, collectively, the "MANAGEMENT AGREEMENTS") with the owners of each Hotel (each, a "HOTEL OWNER" and, collectively, the "HOTEL OWNERS"). In addition, Seller is the owner of certain Intellectual Property used in connection with the Hotels, including Market Byte.

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         B.   Seller desires to sell, assign, and transfer to Buyer, and Buyer desires to purchase and acquire all of Seller's right, title and interest in and to the Assets for a Purchase Price of One Million Dollars ($1,000,000) (subject to adjustment as set forth herein), and to secure the Termination Agreements and the Non-Competition Agreements from Seller's Principals, all as subject to the terms and conditions set forth in this Agreement.

         C. The Parties acknowledge that Buyer and SLC Operating Limited Partnership, a Delaware limited partnership (the "OPERATING PARTNERSHIP") (collectively the "HOTEL ASSETS BUYER"), and Hotels of Distinction Ventures, Inc. ("HODV"), a Delaware corporation, and certain of its directly and indirectly, wholly-owned affiliates (together with HODV collectively, referred to as the "HOTEL ASSETS SELLERS") have simultaneously herewith entered into that certain Asset Purchase Agreement (the "HOTEL ASSETS PURCHASE AGREEMENT") with respect to the acquisition of all of the assets owned by the Hotel Assets Sellers and which comprise the Hotels. The Hotel Assets Purchase Agreement is attached hereto as Schedule C.

                                    ARTICLE 1

                     DEFINITIONS/PURCHASE AND SALE OF ASSETS

         1.1 DEFINITIONS. The capitalized terms in this Agreement shall have the meanings set forth in Article 13, unless the context otherwise requires.

         1.2 PURCHASE AND SALE OF ASSETS. Pursuant to the provisions of this Agreement, at Closing, Seller shall sell, transfer, grant, assign, deliver and convey to Buyer, and Buyer shall purchase, acquire, accept and assume from Seller, all right, title and interest of Seller in and to the following:

              1.2.1 PERSONAL PROPERTY. Certain tangible personal property used by Seller in the day-to-day operations of Seller's business, as set forth on Schedule 1.2.1 (collectively, the "PERSONAL PROPERTY"), including, as part of the Personal Property, Seller's right, title and interest in and to the computer software, certain computer hardware and data comprising Seller's computerized sales data base known as "Market Byte" and Seller's rights in the trade name "Market Byte" (collectively "MARKET BYTE");

              1.2.2 TERMINATION OF THE MANAGEMENT AGREEMENTS. Termination Agreements with respect to the Management Agreements,


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in the form set forth on Schedule E annexed hereto and made a part hereof (the
"TERMINATION AGREEMENTS");

              1.2.3 INTELLECTUAL PROPERTY RIGHTS. All trademarks, registered trademarks, trade names, registered trade names, service marks, logos, phrases and other identifications used by Seller and/or the Hotel Assets Sellers in the day-to-day operations of Seller's business and the Hotels, including, without limitation, registrations and applications therefor, and the trade names:

                   "The Marque"
                   "The Marque of Winston-Salem"
                   "The Marque of Atlanta"
                   "The Hotel Park Tucson"
                   "Boodles"
                   "The Rancher's Club"
                   "Trophies"
                   "The Dirtwater Fox"
                   "Agent to Agent"
                   "Preferred Partners Program"
                   "100% Meeting Services Guarantee"
                   "Meetings in a Minute"

and all goodwill associated therewith, as set forth on Schedule
1.2.3 (collectively, the "INTELLECTUAL PROPERTY"); and

              1.2.4  NON-COMPETITION AGREEMENTS.   The Non-Competition
Agreements.

The Personal Property, Market Byte, the Termination Agreements, the Intellectual Property and the Non-Competition Agreements are hereinafter referred to collectively as the "ASSETS".

                                    ARTICLE 2

                                 PURCHASE PRICE

         2.1 PURCHASE PRICE. Seller agrees to sell and Buyer agrees to purchase the Assets for One Million Dollars ($1,000,000) (the "PURCHASE PRICE"), subject to adjustment pursuant to the terms of Section 2.2 hereof and to the other terms and conditions set forth in this Agreement. On the Closing Date, Buyer shall pay the Purchase Price (as adjusted by all adjustments and offsets provided for in this Agreement) by wire transfer of immediately available federal funds in New York, New York, actually received and unconditionally available for distribution to Seller prior to 3:00 p.m. (New York time) on the Closing Date.

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         2.2  ADJUSTMENTS TO PURCHASE PRICE.

              2.2.1 ELIMINATED HOTELS. The Parties acknowledge that the Hotel Assets Purchase Agreement provides that under certain circumstances one (1) or more of the Hotels may be eliminated from the terms, provisions, covenants and conditions of the Hotel Assets Purchase Agreement. In the event one (1) or more Hotels are eliminated from the asset sale contemplated under the Hotel Assets Purchase Agreement, the Purchase Price shall be decreased in an amount equal to the product obtained by multiplying One Million Dollars ($1,000,000) by a fraction, the numerator of which shall be the "Allocated Purchase Price" (as defined in the Hotel Assets Purchase Agreement) of such eliminated Hotel, and the denominator of which shall be One Hundred Thirty-Four Million Dollars ($134,000,000).

              2.2.2 MULTIPLE CLOSINGS. The Parties acknowledge that the Hotel Assets Purchase Agreement provides that under certain circumstances there may me more than one (1) closing with respect to the assets to be sold, transferred, assigned and conveyed thereunder. In the event there is more than one (1) closing under the Hotel Assets Purchase Agreement, the Parties agree that the Purchase Price shall be paid in installments. At each such closing, Buyer shall pay an amount equal to the allocable portion of the Purchase Price with respect to each of the Hotels being sold, transferred, assigned and conveyed at such closing pursuant to the formula set forth at Section 2.2.1.

         2.3 ALLOCATION OF THE PURCHASE PRICE. The Purchase Price shall be allocated among the Assets being conveyed, as follows:

              (i) Market Byte. The allocation attributed to Market Byte has been arrived at by multiplying an amount of 10,000 (estimated) active pre-qualified sales contacts by Seventy- Seven Dollars ($77) per contact to arrive at an allocated price of Seven Hundred Seventy Thousand Dollars ($770,000).

              (ii) Covenants Not to Compete. In the Non-Competition Agreements being executed by Alan Tremain and Jean-Claude Mathot, each of them is agreeing that, for a period of two (2) years following the Closing, neither of them will own, operate or manage a competing full-service hotel property within ten (10) miles of any of the nine (9) Hotels being sold pursuant to the Hotel Assets Purchase Agreement (each of the nine (9) covenants not to compete being referred to hereafter as a "COVENANT NOT TO COMPETE"). For the purposes of this allocation, a value of Twenty Thousand Dollars ($20,000) has been assigned to each Covenant Not to Compete

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         for a total allocated value of One Hundred Eighty Thousand Dollars
         ($180,000).

              (iii) Trademarks and Trade Names. Understanding that these trademarks and trade Names were conceived by Seller for their potential as franchise sales opportunities, a value of Ten Thousand Dollars ($10,000) has been attributed to each of the trade names "Boodles" and "The Ranchers' Club". No value has been attributed to the trade names "Trophies" and "The Dirtwater Fox". A value of Ten Thousand Dollars ($10,000) has been attributed to the trade name "The Marque", and no value has been attributed to the trade names "The Marque of Winston-Salem", "The Marque of Atlanta", and "The Hotel Park Tucson". A value of Five Thousand Dollars ($5,000) has been attributed to each of the trade names "Meetings in a Minute", "100% Meeting Services Guarantee", "Preferred Partners Program", and "Agent to Agent". Any value for the trade name "Market Byte" has been included in Paragraph 2.3(i) above. Thus, the total value attributed to the trade names being assigned by Seller to Buyer is Fifty Thousand Dollars ($50,000).

              (iv) Termination of the Management Contracts. No value has been attributed to the termination of the nine (9) Management Agreements for the purposes of this allocation.

The Parties agree that the allocation of the Purchase Price has been arrived at by a process of arm's-length negotiations, including the Parties' best judgment as to the fair market value of each of the Hotels, and the Parties specifically agree to the above allocation as final and binding (as between the Parties), and each Party will consistently reflect those allocations on their respective federal, state and local tax returns. The terms of this Section 2.3 shall survive the Closing in accordance with Section 4.3 hereof.

                                    ARTICLE 3

                     BUYER'S DUE DILIGENCE TERMINATION RIGHT

         3.1 BUYER'S DUE DILIGENCE TERMINATION RIGHT. In the event that Hotel Assets Buyer exercises its termination right under Section 3.2.1 of the Hotel Assets Purchase Agreement, this Agreement shall automatically terminate and be of no further force and effect. In such event the Parties shall have no further rights or obligations arising hereunder. The Parties agree that the notice given to Hotel Assets Sellers under the Hotel Assets Purchase Agreement shall constitute notice hereunder of the termination of this Agreement and that no additional notice shall be required hereunder.

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                                    ARTICLE 4

                     SELLER'S REPRESENTATIONS AND WARRANTIES

         4.1 SELLER'S REPRESENTATIONS AND WARRANTIES. Seller hereby covenants, represents and warrants to Buyer as of the Effective Date and as of the Closing Date, as follows:

              4.1.1 GOOD STANDING. Seller is a corporation duly organized and in good standing under the laws of the State of Florida;

              4.1.2 DUE AUTHORITY. This Agreement has been duly authorized, executed and delivered by Seller and in conformance with Seller's organizational charter and by-laws and pursuant to a validly existing vote of Seller's Board of Directors, duly constituted. All documents that are to be executed by Seller and delivered to Seller on the Closing have been or, on the Closing Date, will be duly executed, authorized and delivered by Seller. This Agreement and all such documents are and, on the Closing Date, will be legal, valid and binding obligations of Seller, enforceable in accordance with their terms (subject to customary bankruptcy exceptions) and do not and, at the time of Closing, will not violate any provisions of any agreement or judicial or administrative order to which Seller is a party or to which Seller is subject;

              4.1.3 CONSENTS. No consent, right of first refusal, approval, order or authorization of any Person not a party to this Agreement, and no consent, approval, declaration or filing with any governmental authority on the part of Seller is required in connection with the execution and delivery of this Agreement or the performance of the transactions contemplated herein, except such governmental and other consents as may be required by law or otherwise as are specifically set forth on Schedule 4.1.3 (collectively the "CONSENTS");

              4.1.4 NO DEFAULT. Assuming all Consents are obtained, neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated hereby (i) has constituted or resulted in, or with the passage of time, will constitute or result in a breach of, or constitute a default under any contract, agreement or understanding (including any Management Agreements) whether written or oral by and between Seller and any other Party, (ii) has violated, or with the passage of time, will violate any court order, judgment, law, ordinance, regulation, or restriction to which Seller is a party or by which Seller, or any of Seller's assets, may be bound, the result of which could have a material adverse effect on one (1) or more of the Assets or on Seller's financial condition;

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              4.1.5  LITIGATION. Schedule 4.1.5 sets forth a list of all litigations, governmental or administrative proceedings or arbitrations presently pending against Seller. Except as set forth on Schedule 4.1.5, there are no litigations, governmental or administrative proceedings or arbitrations presently pending or, to Seller's Actual Knowledge, threatened (i) against Seller which would have a material adverse effect on any of the Hotels or on Seller's financial condition, or (ii) with respect to the Assets, except for actions fully covered by insurance (subject to commercially reasonable deductibles) and those set forth on Schedule 4.1.5 annexed hereto. For the purposes of this Section 4.1.5, the term "material" shall mean any litigation, proceeding or arbitration which could result in a judgment or award in excess of $10,000;

              4.1.6 PERSONAL PROPERTY. The Personal Property (including, without limitation, Market Byte) has been fully paid for and is owned by Seller free and clear of all liens, mortgages, chattel mortgages, security interests, attachments, claims or other encumbrances, whether or not of record. Seller shall, at Closing, sell, transfer, grant and convey to Buyer all right, title and interest of Seller in and to the Personal Property by a warranty Bill of Sale, in the form set forth as Exhibit 7.2.1;

              4.1.7 MANAGEMENT AGREEMENTS. Other than as identified on Schedule B, Seller is not a party to any other contracts or agreements with respect to the management, use, ownership, operation and/or maintenance of the Hotels. Each Management Agreement referenced on Schedule B, a copy of which has been (or will be) provided to Buyer, is (i) a true and accurate copy, including all amendments, (ii) the entire agreement between Seller and the applicable Hotel Assets Seller named therein, (iii) in good standing and in full force and effect, and is fully enforceable against the parties thereto in accordance with their respective terms, and (iv) not in default in any material respect by any party, nor has Seller received any written or oral notice or other communication of any alleged breach or default thereunder by Seller, nor does there exist any event, which, with notice or lapse of time or both, would constitute a default thereunder. Seller shall, at Closing, terminate the Management Agreements pursuant to the Termination Agreements;

              4.1.8 INTELLECTUAL PROPERTY. Other than the Intellectual Property being conveyed to Buyer hereunder, there is no other Intellectual Property owned by Seller or used by Seller with respect to the existence, use, ownership, occupancy, operation and/or maintenance of the Hotels or the operation of the Seller's hotel management business. Except as set forth on Schedule 1.2.3, the registrations and applications for all such Intellectual Property are in full force and effect and are standing in the name of Seller as of record and are valid and enforceable. Certain of Seller's respective names have been registered on the Principal Register maintained by the

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U.S. Patent and Trademark Office or comparable state trademark offices, all as set forth on Schedule 4.1.8. To Seller's Actual Knowledge, all affidavits, proofs or other documents to be submitted or action to be taken by Seller in order to avoid the cancellation of such registration prior thereto have been timely submitted or taken by Seller. Except as set forth on Schedule 1.2.3, to Seller's Actual Knowledge (i) Seller is the sole and exclusive owner of all rights to the Intellectual Property, the same are fully assignable, and Seller has the right to use the same without the payment of any license fee, royalty or similar charge, (ii) there is no claim of any other Person, firm or corporation or any proceeding pending or threatened which relates to any of the Intellectual Property, and (iii) the Intellectual Property includes all of the intellectual property used in the operation of Seller's business or in the conduct of the Hotels. Seller shall, at Closing, assign and transfer the Intellectual Property to Buyer pursuant to the Assignment of Intellectual Property in the form set forth as Exhibit 7.2.3;

              4.1.9 BROKERS, FINDERS, ETC. The Parties hereto confirm that all negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any Person acting on behalf of Seller, in such manner as to give rise to any valid claim against Seller or Buyer for any brokerage or finder's commission, fee or similar compensation. Seller and/or Hotel Assets Sellers shall be fully responsible for and shall assume and pay any and all fees or brokerage commissions due (or claimed to be due) to HOD Realty, Inc. with respect to the transactions contemplated (i) in the Hotel Assets Purchase Agreement or (ii) herein, and Seller shall indemnify and hold Buyer harmless therefrom;

              4.1.10 MATERIAL FACTS. No statement by Seller in this Agreement contains any untrue statement of a material fact or, considered in the context of which presented, knowingly omits a material fact necessary to make the statement contained therein not misleading. All documents delivered by Seller to Buyer are true and complete originals or copies thereof and have not been modified or terminated in any way other than as indicated on the documents furnished to Buyer.

         4.2 BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer hereby covenants, represents and warrants to Seller as of the Effective Date and as of the Closing Date as follows:

              4.2.1 BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer hereby covenants, represents and warrants to Seller as of the Effective Date and as of the Closing Date that Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has full power and authority to make, execute, deliver and perform this Agreement, and neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated herein will violate or contravene the provisions of any agreement, order, judgment or directive to which it may be a party or by which it may be bound. The person executing this Agreement on behalf of Starwood Lodging Trust, a Maryland real estate investment trust, the general partner of Buyer, has been duly authorized to do so. The consummation of the transactions contemplated by this Agreement will not render Buyer insolvent;

              4.2.2 CONSENTS. No Consents on the part of Buyer are required in connection with the execution and delivery of this Agreement or the performance of the transactions contemplated herein, except as are specifically set forth on
Schedule 4.1.3;

              4.2.3 NO DEFAULT. Assuming all Consents are obtained, neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby (i) has constituted or resulted in, or with the passage of time, will constitute or result in a breach of, or constitute a default under any contract, agreement or understanding (including any Management Agreements) whether written or oral by and between Buyer and any other Party, (ii) has violated, or with the passage of time, will violate any court order, judgment, law, ordinance, regulation, or restriction to which Buyer is a party or by which Buyer, or any of Buyer's assets, may be bound;

              4.2.4 MATERIAL FACTS. No statement by Buyer in this Agreement contains any untrue statement of a material fact or, considered in the context of which presented, knowingly omits a material fact necessary to make the statement contained therein not misleading. Any documents delivered by Buyer to Seller are true and complete originals or copies thereof and have not been modified or terminated in any way other than as indicated on the documents furnished to Seller.

         4.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties herein or in any Schedule, Exhibit, Certificate or Financial Statement delivered by Seller to Buyer incident to the transactions contemplated hereby shall be deemed to have been relied upon by Buyer and shall survive the Closing (regardless of any investigation made by or on behalf of Buyer) for a period of one hundred eighty (180) days after the Closing Date (or if the closing with respect to any individual Hotel(s) is adjourned, until one hundred eighty (180) days after the closing with respect to such Hotels (any such adjourned closing date being referred to as a "POSTPONED CLOSING DATE"), and in no event shall any claim or action be brought by either Party for breach of any representation or warranty after the expiration of such period; except that there shall be no limitation (other than the applicable statute of limitations) in respect of any claim brought by Buyer hereunder for fraud by Seller or

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any of Seller's officers, employees or agents in connection with any representation or warranty made by Seller herein or the transactions contemplated hereby.

                                    ARTICLE 5

                    OBLIGATIONS OF THE PARTIES UNTIL CLOSING

         5.1 OBLIGATIONS OF THE PARTIES UNTIL THE CLOSING. Seller and Buyer agree that between the date hereof and the Closing Date, the Parties shall undertake the following:

              5.1.1 OPERATION OF THE HOTELS. Subject only to conditions beyond Seller's reasonable control, Seller shall continue to operate Seller's hotel management business in the usual and customary manner, and shall not, among other things, and subject to Buyer's prior written consent, which consent may be withheld in Buyer's sole discretion, amend any of the Management Agreements or enter into any new management agreements; provided, however, that Buyer's consent shall not be required, if the new management agreement or any such renewal will by its terms terminate on or prior to the Closing Date; and

              5.1.2  INSURANCE. Seller will maintain the insurance set forth on
Schedule 5.1.2 in full force and effect and will not decrease the amount thereof without Buyer's prior written consent. Seller shall comply with any notice or request from any such insurance company received prior to the Closing Date.

              5.1.3 DUE DILIGENCE ACTIVITIES. Seller will give to Buyer, its attorneys, accountants, engineers and other representatives, during normal business hours and as often as may be requested, full access to all books, records and files relating to (i) Seller's business, (ii) the Assets or (iii) the Hotels. Seller will furnish to Buyer all information concerning the Assets and/or the Hotels which Buyer, its attorneys, accountants, engineers or other representatives shall reasonably request or which Buyer reasonably believes is material or could result in a material adverse change in the business operations or financial condition of Seller or any Hotel. Buyer may, during the hours of 9:00 a.m. to 5:00 p.m., and upon reasonable advance notice, at Buyer's sole expense, undertake a review and physical count of the Personal Property. Such review and inspections shall in any material respect be conducted in a manner and at such times as shall not interfere with the Seller's operations.

              5.1.4 NO BREACH OF REPRESENTATIONS AND WARRANTIES. Seller will not take any action which would cause or constitute a breach of any of the representations or warranties set forth herein, nor will Seller fail to take any action, the omission of which would cause

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
or constitute a breach of any of the representations or warranties set forth herein.

              5.1.5 NOTICE OF BREACH OF REPRESENTATIONS AND WARRANTIES. Promptly after becoming aware of any event which could cause or constitute a breach, or, if it occurred prior to the date of this Agreement, would have caused or constituted a breach, of any of the representations and warranties set forth herein. Seller will notify Buyer of such event and will use its best efforts to promptly remedy or to prevent such breach.

              5.1.6 NO LIENS; NO NEW AGREEMENTS. Seller will not make, grant or suffer any mortgage, lien, pledge, chattel mortgage, charge, restriction or other encumbrance on or with respect to the Assets, nor will Seller enter into any other agreements, contracts or commitments with respect to the Assets except in the ordinary course of business and as otherwise permitted herein.

              5.1.7 COMPLIANCE WITH LAW. Seller will comply in all material respects with all material federal, state and municipal laws, ordinances, directives, orders, regulations and requirements which apply to the Assets, and will promptly remedy any violation thereof of which notice shall have been given by any governmental authority having jurisdiction so that the Assets shall be conveyed free of the same.

              5.1.8  TAXES.

              (i) Seller will pay, as and when due and payable, all taxes and assessments imposed on or against Seller or the Assets or due in connection with the operation of Seller's hotel management business, all payments due to vendors, purveyors and other trade creditors, and all other debts and obligations relating to the Assets or the operation of Seller's hotel management business.

              (ii) In the State of Florida and in each other state in which one (1) or more of the Hotels is located, Seller shall comply with the applicable state taxing authorities', commissions' and agencies' rules, regulations and procedures which exist to determine that Seller has paid all state income taxes, employment taxes (including but not limited to FICA, unemployment insurance and workers' compensation) and all sales, use and other state taxes relating to Seller or Seller's hotel management business (collectively, "MISCELLANEOUS TAXES"). Seller shall apply to such state taxing authorities, commissions or agencies sufficiently far in advance of the Closing Date to ensure that Buyer shall have "comfort" and "safe harbor" on a date not more than five (5) Business Days before the Closing Date that all applicable Miscellaneous Taxes have been paid. In the event that any state taxing authority, commission or agency

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
         notifies Seller that any amounts are (or shall become) due and payable with respect to any Miscellaneous Taxes, Seller shall pay such amounts to the applicable state taxing authority, commission or agency (by certified check) on or prior to the Closing Date. Buyer shall have the right to make such applications on Seller's behalf as Buyer shall deem necessary to confirm that all such Miscellaneous Taxes have been (or shall be) paid.

              5.1.9 PERMITS; LIQUOR LICENSES. There are no licenses (including any liquor licenses with respect to the ownership, use or maintenance of any Hotel), in Seller's name.

              5.1.10 CONSENTS. Seller shall promptly request, and shall use Seller's best efforts to obtain, the Consents. Upon written request from Seller, Buyer shall cooperate reasonably to obtain such Consents.

              5.1.11 MISCELLANEOUS TAXES. Seller shall comply with any pre-closing requirements and deliver any necessary notifications with respect to any Miscellaneous Taxes which may be payable by Seller, including any Miscellaneous Taxes arising in connection with the transactions contemplated herein.

                                    ARTICLE 6

                              CONDITIONS TO CLOSING

         6.1 BUYER'S CONDITIONS TO CLOSING. Satisfaction of each of the following conditions, any of which may be waived in writing by Buyer, shall be deemed a condition to Buyer's obligation to close hereunder:

              6.1.1 STATUS OF TITLE TO THE ASSETS; DELIVERY OF REQUIRED DOCUMENTS. Seller shall be able to deliver title to the Asset free and clear of all liens and encumbrances and shall be able to deliver each of the documents referred to in Section 7.2, including any consents or approvals required of third parties;

              6.1.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller set forth herein shall be true and correct in all material respects as of the Closing Date, with the exception of Exhibits which must be updated at the Closing Date to reflect changes permitted under the terms of this Agreement (to the extent such changes are acceptable to Buyer in its sole discretion);

              6.1.3 PERFORMANCE OF PRE-CLOSING OBLIGATIONS. Seller shall have performed, observed and complied with all of the pre-Closing covenants, agreements and conditions required by this Agreement to be performed, observed and complied with by Seller prior to or as of the

Closing, including but not limited to each of the covenants set forth in Article 5 hereof;

              6.1.4 NO BANKRUPTCY. Seller shall not have made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature or have been adjudicated as bankrupt or have filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the Federal bankruptcy law or any other similar law or statute of the United States or any State, and no such petition shall have been filed against it;

              6.1.5 CONSUMMATION OF CLOSING UNDER HOTEL ASSETS PURCHASE AGREEMENT. The Closing shall have occurred (or shall be occurring simultaneously) under the Hotel Assets Purchase Agreement. It shall be a default of Seller hereunder in the event that Hotel Assets Seller default under the Hotel Assets Purchase Agreement and such default is not cured within any applicable notice and/or cure period;

              6.1.6 NON-COMPETITION AGREEMENTS. Seller's Principals shall have entered into (or shall simultaneously with the Closing enter into) the Non-Competition Agreements between Buyer and Seller's Principals, in the form set forth on Schedule D attached hereto and made a part hereof (collectively, the "NON- COMPETITION AGREEMENTS"); and

              6.1.7 TERMINATION OF MANAGEMENT AGREEMENTS. Seller shall have entered into (or simultaneously with the Closing enter into) the Termination Agreements between Hotel Owners and Seller terminating the Management Agreements, in the form set forth on Schedule E attached hereto and made a part hereof for all purposes (the "TERMINATION AGREEMENTS").

         6.2 SELLER'S CONDITIONS TO CLOSING. Satisfaction of each of the following conditions, any of which may be waived in writing by Seller, shall be deemed a condition to Seller's obligation to close hereunder:

              6.2.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer set forth herein shall be true and correct in all material respects as of the Closing Date, with the exception of Exhibits which must be updated at the Closing Date to reflect changes permitted under the terms of this Agreement.

              6.2.2 PERFORMANCE OF PRE-CLOSING OBLIGATIONS. Buyer shall have performed, observed and complied with all of the pre-Closing covenants, agreements and conditions required by this Agreement to be performed, observed and complied with by Buyer prior to or as of the Closing, including but not limited to, each of the covenants set forth in Article 5 hereof.

              6.2.3 CONSUMMATION OF CLOSING UNDER HOTEL ASSETS PURCHASE AGREEMENT. The Closing shall have occurred (or shall be occurring simultaneously) under the Hotel Assets Purchase Agreement. It shall be a default of Buyer hereunder in the event that Hotel Asset Buyer defaults under the Hotel Assets Purchase Agreement and such default is not cured within any applicable notice and/or cure period.

                                    ARTICLE 7

                                     CLOSING

         7.1 CLOSING. The consummation of the transaction contemplated in this Agreement (the "CLOSING") shall occur simultaneously on the date (the "CLOSING DATE") and in the same location as the closing of the Hotel Assets Purchase Agreement. The Parties agree that the Closing hereunder shall occur if and only if the closing contemplated in the Hotel Assets Purchase Agreement occurs.

         7.2 SELLER'S CLOSING DOCUMENTS. At Closing, Seller shall deliver or cause to be delivered to Buyer the following:

              7.2.1 BILL OF SALE. A warranty bill of sale (the "BILL OF SALE") covering the Personal Property, executed and acknowledged by Seller, in the form set forth on Exhibit 7.2.1 attached hereto and made a part hereof for all purposes;

              7.2.2 TERMINATION AGREEMENTS. The Termination Agreements executed, acknowledged by Seller and Hotel Owners and delivered by Seller to Buyer;

              7.2.3 ASSIGNMENT OF INTELLECTUAL PROPERTY. An Assignment of Intellectual Property (the "ASSIGNMENT OF INTELLECTUAL PROPERTY"), executed, acknowledged and delivered by Seller to Buyer, and executed, acknowledged and assumed by Buyer, in the form set forth on Exhibit 7.2.3 attached hereto and made a part hereof for all purposes;

              7.2.4 ORIGINAL DOCUMENTS. To the extent the same are in Seller's possession, the originals of all documents associated with the Assets;

              7.2.5 SELLER'S AUTHORIZATION. Secretary's Certificates certifying that Seller's Board of Directors has duly adopted resolutions authorizing the within transaction and executed and acknowledged Incumbency Certificates certifying to the authority of the officers of Seller executing the documents to be delivered by Seller on the Closing Date;

              7.2.6 CONSENTS. The Consents set forth on Schedule 4.1.3 in form and substance acceptable to Buyer in its reasonable discretion;

              7.2.7 GOOD STANDING CERTIFICATES. Certificates of good standing for Seller from all relevant jurisdictions;

              7.2.8 NON-COMPETITION AGREEMENTS. The Non- Competition Agreements, executed and delivered by Seller's Principals; and

              7.2.9 ADDITIONAL DOCUMENTS. Any and all other documents reasonably required by Buyer to consummate the Closing, duly executed, sworn to, and/or acknowledged (when the form of the document so provides) by Seller.

         7.3 BUYER'S CLOSING DOCUMENTS. At Closing, Buyer shall execute, swear to, acknowledge (when the form of the document so provides), and/or deliver to Seller the following:

              7.3.1 PURCHASE PRICE. The Purchase Price, after all adjustments provided for herein;

              7.3.2 SECRETARY'S CERTIFICATE. A duly executed Secretary's Certificate certifying that the Board of Directors of Starwood Lodging Trust, as general partner of Buyer, has duly adopted resolutions authorizing the within transaction and executed and acknowledged Incumbency Certificates certifying to the authority of the officers of Starwood Lodging Trust executing the documents on behalf of Buyer to be delivered by Buyer on the Closing Date;

              7.3.3 GOOD STANDING CERTIFICATES. A Certificate of good standing for Buyer from the State of Delaware; and

              7.3.4 ADDITIONAL DOCUMENTS. Any and all other documents reasonably required by Seller to consummate the Closing, duly executed, sworn to and/or acknowledged (when the form of document so provides), by Buyer.

         7.4  BUYER'S CLOSING COSTS.  Buyer shall pay the following at Closing:

              7.4.1 BUYER'S ATTORNEYS' FEES. Buyer's attorneys' fees incurred in connection with the transactions contemplated herein;

              7.4.2 BUYER'S DUE DILIGENCE COSTS. All costs incurred by Buyer in performing Buyer's due diligence review and inspection of the Assets; and

              7.4.3 RECORDING FEES. One-half (1/2) the cost of any and all filing and/or recording fees required by law or requested by Buyer to be filed or recorded.

         7.5 SELLER'S CLOSING COSTS. Seller shall pay each and all of the following Closing costs:

              7.5.1 SELLER'S ATTORNEYS' FEES. Seller's attorneys' fees incurred in drafting and negotiating this Agreement and in Closing the transactions contemplated in this Agreement;

              7.5.2 TRANSFER TAXES; SALES AND USE TAXES. At Closing, except as set forth in Section 7.4.3 hereof, Seller shall pay (i) any and all transfer taxes, conveyance taxes, "gains" taxes, sales taxes and other taxes or charges due under local or state law as a result of the transactions contemplated hereby, including the sale of the Assets, and (ii) any and all sales and use taxes due under local or state law as a result of the transactions contemplated hereby, including the sale of the Personal Property; and

              7.5.3 RECORDING FEES. One-half (1/2) the cost of any and all filing and/or recording fees required by law or requested by Buyer to be filed or recorded.

                                    ARTICLE 8

                              INTENTIONALLY OMITTED

                                    ARTICLE 9

                             POST-CLOSING COVENANTS

         9.1 POST-CLOSING COVENANTS. Seller and Buyer agree that from and after the Closing Date:

              9.1.1 BUSINESS RECORDS. Seller will make all books and records retained by Seller which pertain to the Assets or Seller's hotel management business available for inspection by Buyer and its representatives during business hours on reasonable advance notice. For a period of five (5) years after the Closing Date, Buyer will make all Business Records transferred to Buyer available for inspection by Seller and its representatives during business hours on reasonable advance notice for the purpose of responding to tax authorities and/or governmental inquiries arising out of Seller's hotel management business and the ownership and operation of the Assets prior to the Closing Date.

              9.1.2 TAX FILINGS. Seller and Buyer shall cooperate in timely making any filing required pursuant to Section 1060 of the Code or any regulations promulgated thereunder.

              9.1.3 GUARANTEES AND WARRANTIES. Seller shall cooperate with Buyer, at Buyer's sole expense, in enforcing any rights under any unexpired guarantees or warranties given by Persons other than Seller in connection with any of the Assets.

              9.1.4 INTELLECTUAL PROPERTY. Neither Seller nor any of Seller's affiliates, officers, directors or employees, or any of their respective affiliates shall use any of the Intellectual Property in connection with any property or business owned or operated by them, or in connection with any property or business in which they have an interest, direct or indirect.

                  9.1.5 SALES, USE AND/OR HOTEL/MOTEL LICENSES. Sellers shall pay any and all Miscellaneous Taxes relating to (i) the period prior to the Closing Date (or the Postponed Closing Date, as the case may be) or (ii) the consummation of the sale, transfer and conveyance of the Assets.

                  9.1.6 NAMES FOLLOWING THE CLOSING. Seller agrees that, Seller shall not adopt or use any name which includes any trademark or trade name being assigned and conveyed to Buyer hereunder and will not otherwise infringe upon the Intellectual Property or any portion thereof, or hold itself out as the successors to the business of Seller or the Hotel Assets Sellers.

                                   ARTICLE 10

                                     NOTICES

         10.1 NOTICES. All notices, consents, approvals and other communications provided for herein or given in connection herewith shall be validly given, made, delivered or served if in writing and delivered personally against receipt, or sent by registered, certified mail, receipted overnight service, postage prepaid to:

SELLER AT:                  HOTELS OF DISTINCTION, INC.
                            380 South County Road
                            Palm Beach, FL 33480
                            Attention:  Alan Tremain, Chairman
                            Telephone:  (407) 835-9500

WITH A COPY TO:    Andrew C. Culbert, Esquire
                            MASTERMAN, CULBERT & TULLY
                            One Lewis Wharf
                            Boston, MA 02110
                            Telephone:   (617) 227-8010

BUYER AT:                   SLT REALTY LIMITED PARTNERSHIP
                            c/o Starwood Lodging Trust
                            11835 Olympic Boulevard, Suite 675
                            Los Angeles, CA 90064
                            Attention:  Ronald C. Brown, Vice President
                            Telephone:   (310) 575-3900

WITH COPIES TO:    STARWOOD CAPITAL GROUP, L.P.
                            Three Pickwick Plaza, Suite 250
                            Greenwich, CT  06830
                            Attention:  Michael C. Mueller
                            Telephone:   (203) 861-2100

AND:                        Alan S. Weil, Esquire
                            SIDLEY & AUSTIN
                            875 Third Avenue
                            New York, NY 10022
                            Telephone:   (212) 906-2315

or to such other addresses as either Party hereto may from time to time designate in writing and deliver to the other Party in a like manner. Notices, consents, approvals and communications given by mail or delivery service shall be deemed delivered as of the date of postmark or deposit with an overnight delivery service.

                                   ARTICLE 11

                                DEFAULT/REMEDIES

         11.1 SPECIFIC CONTINGENCY. The Parties specifically agree and acknowledge that Buyer's and Seller's obligation to close and consummate the transaction contemplated in this Agreement is contingent upon the closing and consummation of the transactions contemplated in the Hotel Assets Purchase Agreement. Either Party's default of its obligation to close and consummate the Hotel Assets Purchase Agreement in accordance with the terms thereof, shall be deemed a default by such Party under this Agreement.

         11.2 BUYER'S DEFAULT. If the conditions to Buyer's obligations set forth in Section 6.1 hereof have been satisfied, Seller is not in default hereunder and Buyer shall default in any obligation hereunder to consummate the purchase of the Assets, Seller's sole and exclusive remedy shall be that the Hotel Assets Sellers shall be entitled to exercise the remedies provided in
Section 15.1 of the Hotel Assets

Purchase Agreement. Seller hereby agrees that the foregoing remedy shall be the sole remedy of Seller hereunder in the event the Closing does not occur by reason of a breach of this Agreement by Buyer. In no event shall Buyer become liable to pay any damages of any kind whatsoever to Seller in connection with any default by Buyer hereunder. Upon the exercising by Hotel Assets Sellers of the foregoing remedy, this Agreement shall become null and void and neither Party hereto shall have any further rights or obligations hereunder.

         11.3 SELLER'S DEFAULT. If the conditions to Seller's obligations set forth in Section 6.2 hereof have been satisfied, Buyer is not in default hereunder and Seller shall default in any obligation hereunder or shall wrongfully fail to consummate the sale of the Assets for any reason, such default (i) shall constitute a default under the Hotel Assets Purchase Agreement entitling the Hotel Assets Buyer to exercise its remedies thereunder and (ii) shall entitle Buyer to pursue any and all legal or equitable remedies available to it hereunder, including but not limited to the right to seek specific performance against Seller.

         11.4 ATTORNEYS' FEES. In the event either Party hereto finds it necessary to bring an action at law or other proceeding against the other Party to enforce or interpret any of the terms, covenants or conditions hereof or any instrument executed pursuant to this Agreement or by reason of any breach or default hereunder or thereunder, the Party prevailing in any such action or proceeding shall be paid all costs, including reasonable attorneys' fees.

         11.5 NO WAIVER. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by Seller or Buyer of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

                                   ARTICLE 12

                                  MISCELLANEOUS

         12.1 ENTIRE AGREEMENT. This Agreement and the Hotel Assets Purchase Agreement contain the entire agreement between the Parties concerning the Assets. This Agreement supersedes all prior and contemporaneous oral and written representations, warranties, covenants and agreements by or between the Parties with respect to the Assets.

         12.2 SATURDAY, SUNDAY, AND LEGAL HOLIDAYS; TIMES. If any date for the performance of any matter under this Agreement (including the date for the giving of Notice and the date on which any Notice is deemed to have been received, pursuant to Article 10 hereof) falls on a day other than a Business Day, then such date shall be extended to the next Business Day. All references herein to a particular time on a particular date refer to the local time (daylight or standard) in New York City.

         12.3 PRESUMPTION CONCERNING INTERPRETATION AND CONSTRUCTION. There shall be no presumption in favor of either Party with respect to the interpretation or construction hereof.

         12.4 ASSIGNMENT. This Agreement may be assigned by Buyer to any Person which controls, is controlled by or is under common control with Hotel Assets Buyer without the prior written consent of Seller. In the event of any such assignment, any references in this Agreement to Buyer shall be construed to mean the assignee to which Buyer named herein shall have assigned its rights under this Agreement and which shall have assumed all obligations of Buyer under this Agreement. For the purposes of this provision, the term "CONTROL" shall mean the ownership (or right to control, by contract or otherwise, the voting rights) with respect to thirty-five percent (35%) or more of the outstanding voting interests in the applicable Person.

         12.5 ARTICLES/SECTION HEADINGS. The headings of the various Sections in this Agreement are for the convenience of the Parties and do not alter, modify, or limit the provisions thereof and shall not be used in construing or interpreting the provisions thereof.

         12.6 NON-RECORDATION. Buyer shall not file or record this Agreement or any evidence or memorandum of this Agreement in any public records. A violation of this provision shall constitute a default by Buyer hereunder.

         12.7 WAIVERS; MODIFICATIONS. No delay on the part of a Party in exercising any rights or remedies hereunder shall operate as a waiver thereof, nor shall any specific waiver by a Party of any right or remedy hereunder operate or be construed as a waiver of any other right or remedy hereunder nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right or remedy hereunder (unless the provisions of this Agreement which establish any such right or remedy provide otherwise). No waiver of any right or remedy hereunder shall be valid or enforceable unless in writing and signed by the Party against whom such waiver is sought to be enforced. No modification of this Agreement shall be effective unless in writing, signed by the Parties.

         12.8 GOVERNING LAW; VENUE. This Agreement and the rights and obligations of the Parties shall be governed by and construed in accordance with the internal laws of the State of New York without application of conflict of law principles. The Parties agree that any legal action or proceeding with respect to this Agreement shall be brought in the courts of the State of New York or the United States District Court for the Southern District of the State of New York, sitting in New York, New York, and by execution and delivery of this Agreement, the Parties accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Parties irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing or delivery of copies thereof as provided in Article 10 (Notices), such service to become effective thirty (30) days after such mailing. Nothing herein shall affect the right to serve process in any other manner permitted by law. Except to the extent prohibited by law which cannot be waived, each Party hereto waives trial by jury in connection with any action or proceeding of any nature whatsoever arising under, out of, or in connection with this Agreement and in connection with any claim, counterclaim, offset or defense arising in connection with such action or proceeding, whether arising under statute (including any federal or state constitution) or under the law of contract, tort or otherwise and including, without limitation, any challenge to the legality, validity, binding effect or enforceability of this Section 12.8 or this Agreement.

         12.9 DUE AUTHORITY. The individuals signing below represent that they have the requisite authority to bind the entities on whose behalf they are signing.

         12.10 FURTHER ASSURANCES. Each Party shall, at the request of any other Party, at any time and from time to time following the Closing, promptly execute and deliver, or cause to be executed and delivered, to such requesting Party all such further instruments and take all such further action as may be reasonably necessary or appropriate to more effectively transfer, assign, convey, grant and confirm to Buyer, or to perfect or record Buyer's title to or interest in, or to enable Buyer to possess and use, the Assets or otherwise to confirm or carry out the provisions and intents of this Agreement, and of the instruments delivered pursuant to this Agreement.

         12.11 SECTIONS, EXHIBITS AND SCHEDULES. All references herein to Sections, Exhibits and Schedules, unless otherwise identified, are to Sections of, Exhibits to, and Schedules to this Agreement. All Exhibits and all Schedules referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein.

         12.12 EXPENSES. Except as otherwise expressly provided in this Agreement, whether or not the Closing occurs, each Party shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions hereof and the consummation of the transactions contemplated herein.

         12.13 RELATIONSHIP OF PARTIES. Nothing contained in this Agreement shall be deemed or construed by any Party, Person, or entity as creating any relationship of principal and agent, of partnership, of joint venture, or of any association whatsoever between the Parties. No provision of this Agreement and no act or failure to act of the Parties shall be deemed to create any relationship between the Parties other than the relationship of a vendor and a vendee.

         12.14 NUMBER OF GENDER OF WORDS. Whenever any number (singular or plural) is used herein, the same includes and applies to any one or more thereof, and to each thereof, jointly and severally, and words of any gender include each other gender.

         12.15 COUNTERPARTS. This Agreement is executed in multiple counterparts, each of which is an original, but all of which constitute but one and the same document. The signatures of each of the Parties and the Broker may appear on multiple separate signature pages.

         12.16 TERMINATION; CONFIDENTIALITY. Simultaneously with any termination of this Agreement, regardless of which Party terminates this Agreement or of the cause of such termination, Buyer shall deliver to Seller all documents received from Seller pursuant to the terms of this Agreement.

         12.17 PUBLICITY. Other than as required by law, prior to the Closing, neither Party will divulge, disclose, publish, publicize, or announce to any Person or entity whatsoever, including, without limitation, any print, radio, television, or other media representatives, any of the tenants, or any real estate broker or salesperson, the existence of this Agreement or any of the provisions of this Agreement; provided, however, that the Parties may disclose this Agreement and the transactions contemplated herein to their respective employees, agents and consultants.

         12.18 DELIVERY OF SCHEDULES AND EXHIBITS. The Parties acknowledge that this Agreement is being executed and delivered before the Parties have completed the preparation of the Schedules and Exhibits to be attached hereto. Buyer agrees to prepare and deliver to Sellers the forms of the Bill of Sale, the Termination Agreements, the Assignment of Intellectual Property and the Non-Competition Agreements, and Sellers agree to prepare and deliver to Buyer all other Schedules and Exhibits, in each case on or before the date that is fifteen (15) days from the Effective Date. The Parties agree to cooperate with one another to prepare a draft set of Schedules and Exhibits not later than the date that is fifteen (15) days after the Effective Date, or if such date is not a Business Day, on the next succeeding Business Day. At such time as the Parties agree upon such Schedules and Exhibits, the Parties shall execute a confirmation agreement to which such approved Schedules and Exhibits shall be attached. In the event that the Parties, after all good faith efforts, cannot agree upon the Schedules and Exhibits to be annexed hereto on or before the date that is thirty (30) days after the Effective Date, or if such date is not a Business Day, on the next succeeding Business Day, either Party may, by delivery of written notice to the other Party, terminate this Agreement, whereupon this Agreement shall terminate and be of no further force and effect, and neither Party shall have any further rights or obligations hereunder.

                                   ARTICLE 13

                                   DEFINITIONS

         AGREEMENT means this Asset Purchase Agreement dated as of the Effective Date by and between Seller and Buyer.

         ASSETS has the meaning given in Section 1.2.4.

         ASSIGNMENT OF INTELLECTUAL PROPERTY has the meaning given in Section 7.2.3.

         BILL OF SALE has the meaning given in Section 7.2.1.

         BUSINESS DAY shall have the meaning provided in the Hotel Assets Purchase Agreement.

         BUSINESS RECORDS means, collectively, those items of Personal Property, including all documents, records and data, including computerized records, maintained by Seller (or other third parties at Seller's direction or under Seller's control), in regard to the existence, use, ownership, occupancy, operation, marketing and/or maintenance of the Assets, or the operation of Seller's hotel management business, including, without limitation, all books of account, tax returns, purchase records, sales and invoice records, correspondence, equipment maintenance data, operating manuals, employee and personnel files, inventory records, sales and promotional data, customer lists, cost and pricing information, supplier lists, business plans, advertising materials, warranties and guaranties of any nature, stationery and other imprinted materials, office supplies, training manuals, materials, correspondence, all computer programs and data files, reference catalogs and all other records, data, documents and information maintained in connection with the existence, use, ownership, occupancy, operation and/or maintenance of the Assets or the operation of Seller's hotel management business.

         BUYER means SLT Realty Limited Partnership, a Delaware limited partnership.

         CLOSING DATE/CLOSING has the meaning given in Section 7.1.

         CODE means the Internal Revenue Code of 1986, as the same may be amended from time to time, and as interpreted in Treasury Regulations adopted or promulgated thereunder.

         CONSENTS has the meaning given in Section 4.1.3.

         EFFECTIVE DATE means the latest date of execution of this Agreement by the Parties as set forth opposite each Party's signature.

         HODV means Hotels of Distinction Ventures, Inc., a Delaware corporation.

         HOTEL/HOTELS means the Hotels identified on Schedule A annexed hereto and made a part hereof.

         HOTEL ASSETS BUYER means the buyer under the Hotel Assets Purchase Agreement.

         HOTEL ASSETS PURCHASE AGREEMENT means that certain Asset Purchase Agreement of even date herewith between Hotel Assets Sellers, as seller, and Hotel Assets Buyer, as buyer, with respect to the Hotels.

         HOTEL ASSETS SELLERS means, collectively, the sellers under the Hotel Assets Purchase Agreement.

         HOTEL OWNERS means the owners of the Hotels.

         INTELLECTUAL PROPERTY has the meaning given in Section 1.2.3.

         MANAGEMENT AGREEMENTS means those certain management agreements set forth on Schedule B annexed hereto and made a part hereof.

         MARKET BYTE has the meaning given in Section 1.2.1.

         MISCELLANEOUS TAXES has the meaning given in Section 5.1.8(ii).

         NON-COMPETITION AGREEMENT means the Non-Competition Agreement in the form set forth on Exhibit D annexed hereto and made a part hereof.

         OPERATING PARTNERSHIP shall mean SLC Operating Limited Partnership, a Delaware limited partnership.

         PARTY/PARTIES means, individually, Seller or Buyer, and collectively, Seller and Buyer.

         PERSON means a natural person, partnership, limited partnership, corporation, trust, estate, association, unincorporated association or other entity.
         PERSONAL PROPERTY means, collectively, all tangible personal property of owned by Seller as identified on Schedule 1.2.1.

         POSTPONED CLOSING DATE has the meaning given in Section 4.3.

         PURCHASE PRICE has the meaning given in Section 2.1.

         SELLER means Hotels of Distinction, Inc., a Florida corporation.

         SELLER'S ACTUAL KNOWLEDGE means the actual current knowledge of any of the following: Alan Tremain, William H. Lanting, Jean- Claude Mathot, Cindy Niebur and the general managers of each of the Hotels.

         SELLER'S PRINCIPALS means Alan Tremain and Jean-Claude Mathot.

         TERMINATION AGREEMENTS the meaning given in Section 1.2.2.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Effective Date.


                                       SELLER:

                                       HOTELS OF DISTINCTION, INC.



Dated:  March __, 1996                 By:___________________________
                                          Alan Tremain,
                                          Chairman of the Board
                                          hereunto duly authorized




                                       BUYER:

                                       SLT REALTY LIMITED PARTNERSHIP

                                       By:  STARWOOD LODGING TRUST,
                                            General Partner



Dated:  March __, 1996                 By:_______________________
                                       Name:
                                       Title:
                                       hereunto duly authorized


         The undersigned have executed this Agreement for the purpose of agreeing to execute, at or before the Closing Date, the Non- Competition Agreements.



                                       __________________________
                                             Alan Tremian


                                       __________________________
                                            Jean-Claude Mathot

         Broker has executed this Agreement solely for the purpose of evidencing Broker's agreement to and acceptance of the provisions of Section 4.1.9 and to confirm to Buyer that in no event whatsoever shall Buyer be liable to pay any commission, fee or other compensation to Broker, regardless of whether or not the transactions contemplated herein or in the Hotel Assets Purchase Agreement close.

                                       BROKER:

                                       HOD Realty, Inc.



                                       By:_____________________________
                                          Name:
                                          Title:
                                          hereunto duly authorized


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